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                                                                   Exhibit 23(b)

Consent of Certified Public Accountants


We consent to the use of our reports, described below under the caption Reports, incorporated herein by reference in the Registration Statement.

                                    Reports
                                    -------

 . Our report dated January 17, 1996, except as to Note 2, which is as of February 23, 1996, with respect to the consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that Meridian Bancorp, Inc. adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Post-employment Benefits, in 1994.

 . Our report dated January 16, 1996, except for note 20, which is as of February
  23, 1996, with respect to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the two-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned consolidated financial statements contains an explanatory paragraph which discusses that United Counties Bancorporation adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.

                                       /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
May 21, 1997